Futuremedia plc
Rule 424B(3)
F-6 File Number:  333-131314

EFFECTIVE JANUARY 2, 2007,
ONE (1) ADS REPRESENTS 50
ORDINARY SHARES

THE RIGHTS OF OWNERS TO
DIRECT THE VOTING OF SHARES
 MAY BE RESTRICTED AS
DESCRIBED IN PARAGRAPH 23
HEREOF
Exhibit A to Deposit Agreement
No.
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents one deposited Share)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
PAR VALUE OF 1 1/9 PENCE EACH
OF
FUTUREMEDIA PLC
(ORGANIZED UNDER THE LAWS OF
ENGLAND)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that
_______________________________, or
registered assigns is THE OWNER OF
__________________________.
AMERICAN DEPOSITARY SHARES
representing deposited Ordinary Shares
(herein called Shares) of Futuremedia PLC,
organized under the laws of England (herein
called the Company).  At the date hereof,
each American Depositary Share represents
one Share which is either deposited or
subject to deposit under the deposit
agreement at the London, England office of
the Depositary (herein called the Custodian).
The Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286
1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of August 17, 1993 (as
amended from time to time, the Deposit
Agreement), by and among the Company,
the Depositary, and all Owners (as defined
below) and beneficial owners from time to
time of Receipts issued thereunder, each of
whom by accepting a Receipt agrees to
become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and beneficial owners of the
Receipts and the rights and duties of the
Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of  such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
The term Owner means the person or
persons in whose name a Receipt is
registered on the books of the Depositary
maintained for such purpose.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may
be made by the delivery of (a) certificates in
the name of the Owner hereof or as ordered
by him or certificates properly endorsed or
accompanied by proper instruments of
transfer in the name of the Owner or as
ordered by him and (b) any other securities,
property and cash to which such Owner is
then entitled in respect of this Receipt.  Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary, provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary
shall be at the risk and expense of the Owner
hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the applicable
fees and expenses of the Depositary and
upon compliance with such regulations, if
any, as the Depositary may establish for
such purpose.  This Receipt may be split
into other such Receipts, or may be
combined with other such Receipts into one
Receipt, representing the same aggregate
number of American Depositary Shares as
the Receipt or Receipts surrendered.  As a
condition precedent to the execution and
delivery, registration of transfer, split-up,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the presenter of the
Receipt of a sum sufficient to reimburse it
for any tax or other governmental charge
and any stock transfer or registration fee
with respect thereto (including any such tax
or charge and fee with respect to Shares
being deposited or withdrawn) and payment
of any applicable fees as provided in this
Receipt, may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations  the
Depositary and the Company may establish
consistent with the provisions of the Deposit
Agreement or this Receipt, including,
without limitation, paragraph (22) of this
Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to paragraph (22) hereof.  The surrender of
outstanding Receipts and withdrawal of
Deposited Securities may not be suspended
subject only to (i) temporary delays caused
by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect or
an exemption from such registration is
available as to such Shares.  The Depositary
will use reasonable efforts to comply with
written instructions of the Company to not
accept the deposit hereunder any Shares
identified in such instructions at such times
and under such circumstances as may
reasonably be specified in such instructions
in order to facilitate the Companys
compliance with the securities laws in the
United States.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
this Receipt until such payment is made, and
may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof (after attempting by
reasonable means to notify such Owner prior
to such sale) any part or all of the Deposited
Securities represented by the American
Depositary Shares evidenced by this
Receipt, and may apply such dividends or
other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate therefor
are validly issued, fully paid, non assessable,
and that any pre-emptive rights of the
holders of outstanding Shares have been
validly waived or exercised and that the
person making such deposit is duly
authorized so to do.  Every such person shall
also be deemed to represent that the deposit
of such Shares and the sale of Receipts
evidencing American Depositary Shares
representing such Shares by that person is
not restricted under or will be made in
compliance with the Securities Act of 1933.
Such representations and warranties shall
survive the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION
      Any person presenting Shares for
deposit or any Owner may be required from
time to time to file with the Depositary or
the Custodian such proof of citizenship or
residence, exchange control approval,
compliance with all applicable laws and
regulations, compliance with the terms of
the Deposit Agreement or such information
relating to the registration on the books of
the Company or  the Foreign Registrar, if
applicable,  to execute such certificates and
to make such representations and warranties,
as the Depositary may deem necessary or
proper or as the Company may require by
written request to the Depositary or the
Custodian.  The Depositary may withhold
the delivery or registration of transfer of any
Receipt or the distribution of any dividend
or sale or distribution of rights or of the
proceeds thereof or the delivery of any
Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in England which is
then performing the function of the
regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the share
register of the Company or Foreign
Registrar and applicable to transfers of
Shares to the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the Deposit Agreement, (3) such cable, telex
and facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.5
of the Deposit Agreement, (5) a fee not in
excess of $5.00  per 100 American
Depositary Shares (or portion thereof) for
the execution and delivery of Receipts
pursuant to Section 2.3 of the Deposit
Agreement, the execution and delivery of
Receipts pursuant to Section 4.3 of the
Deposit Agreement, and the surrender of
Receipts pursuant to Section 2.5 of the
Deposit Agreement, (6) a fee not in excess
of $.02  per American Depositary Share (or
portion thereof) for any cash distribution
made pursuant to the Deposit Agreement
including but not limited to Sections 4.1
through 4.4 thereof, payable out of such
distribution, and (7) a fee not in excess of
$1.50  per certificate for a Receipt or
Receipts for transfers made pursuant to
Section 2.4 of the Deposit Agreement.
      The Depositary, subject to Paragraph
(8) hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8.	LOANS AND PRE-RELEASE OF
SHARES AND RECEIPTS.
      Notwithstanding Section 2.3 of the
Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the
receipt of Shares pursuant to Section 2.2 of
the Deposit Agreement (Pre-Release).  The
Depositary may, pursuant to Section 2.5 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been Pre-Released, whether or
not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released.  Each Pre-Release will
be (a) preceded or accompanied by a written
representation from the person to whom
Receipts are to be delivered that such
person, or its customer, owns the Shares or
Receipts to be remitted, as the case may be,
(b) at all times fully collateralized with cash
or such other collateral as the Depositary
deems appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of American Depositary Shares
which are outstanding at any time as a result
of Pre-Releases will not normally exceed
thirty percent (30%) of the Shares deposited
hereunder; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that subject to the
limitations set forth in the Deposit
Agreement title to this Receipt when
properly endorsed or accompanied by proper
instruments of transfer, is transferable by
delivery with the same effect as in the case
of a negotiable instrument; provided,
however, that the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any  notice provided for in
the Deposit Agreement and for all other
purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary or, if a Registrar
for the Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Securities and Exchange Commission
(hereinafter called the Commission).
      Such reports and communications
will be available for inspection and copying
by holders and Owners at the public
reference facilities maintained by the
Commission located at 450 Fifth Street,
N.W., Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners at its Corporate
Trust Office and at the office of the
Custodian any reports and communications,
including any proxy soliciting material,
received from the Company which are both
(a) received by the Depositary as the holder
of the Deposited Securities and (b) made
generally available to the holders of such
Deposited Securities by the Company.  The
Depositary will also send to Owners copies
of such reports when furnished by the
Company pursuant to the Deposit
Agreement.
      The Depositary will keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners
provided that such inspection shall not be
for the purpose of communicating with
Owners in the interest of a business or object
other than the business of the Company or a
matter related to the Deposit Agreement or
the Receipts subject to applicable law
including Rule 14-a(7) of the Securities
Exchange Act of 1934, as amended.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States Dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into  Dollars and will distribute
the amount thus received (net of the fees of
the Depositary as provided in Section 5.9 of
the Deposit Agreement)  to the Owners
entitled thereto, provided; however, that in
the event that the Company or the
Depositary is required to withhold and does
withhold from any cash dividend or other
cash distribution in respect of any Deposited
Securities an amount on account of taxes,
the amount distributed to the Owners
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
      Subject to the provisions of Sections
4.11 and 5.9, if applicable, of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Section 4.1, 4.3 or
4.4 of the Deposit Agreement, the
Depositary will cause the securities or
property received by it to be distributed to
the Owners entitled thereto, in any manner
that the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Section 5.9 of
the Deposit Agreement and any withholding
required under Section 4.11 of the Deposit
Agreement) shall be distributed by the
Depositary to the Owners entitled thereto as
in the case of a distribution received in cash.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may, and shall if the
Company shall so request, (i) distribute to
the then existing Owners entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution or (ii)
reflect on the records of the Depositary such
increase in the aggregate number of
American Depositary Shares representing
Deposited Securities, subject to the terms
and conditions of the Deposit Agreement
with respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares
in any such case, the Depositary will sell the
amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to  the conditions set forth in the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares (except those Shares
referred to in the immediately preceding
sentence), distributed upon the Deposited
Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners entitled
thereto.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary shall
receive foreign currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be
made upon an averaged or other practicable
basis without regard to any distinctions
among Owners on account of exchange
restrictions, the date of delivery of any
Receipt or otherwise and shall be net of any
expenses of conversion into Dollars incurred
by the Depositary as provided in Section 5.9
of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary is not
convertible on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is  not obtainable, or if any such
approval or license is not obtained within a
reasonable period or at a reasonable cost as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
14.	RIGHTS.
      If the Company shall offer or cause
to be offered to the holders of any Deposited
Securities any rights to subscribe for
additional Shares or any rights of any other
nature, the Depositary shall after
consultation with the Company have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available in Dollars to such
Owners or, if by the terms of such rights
offering or, for any other reason, the
Depositary may not either make such rights
available to any Owners or dispose of such
rights and make the net proceeds available
to such Owners, then the Depositary shall
allow the rights to lapse; provided, however,
if at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.  If the Depositary determines in
its discretion that it is not lawful and feasible
to make such rights available to certain
Owners, it may sell the rights or warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees of the
Depositary as provided in Section 5.9 of the
Deposit Agreement and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise  entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.  The Depositary shall
not be responsible for any failure to
determine that it may be lawful or feasible to
make such rights available to Owners in
general or any Owner in particular.
      If an Owner requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.  Upon instruction pursuant
to such warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees of the Depositary as set forth in
such warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver to such
Owner Restricted Receipts.
      If registration under the Securities
Act of 1933 of the securities to which any
rights relate is required in order for the
Company to offer such rights to Owners and
sell the securities upon the exercise of such
rights, the Depositary will not offer such
rights to the Owners unless and until such a
registration statement is in effect, or unless
the offering and sale of such securities to the
Owners of such Receipts are exempt from
registration under the provisions of such
Act.  The Company shall have no obligation
to register such rights or any securities under
the Securities Act of 1933.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, or whenever any
amendment of the Receipts or exchange or
Receipts for other American Depositary
receipts shall be effected, or whenever the
Depositary shall find it necessary or
convenient in connection with any matter,
the Depositary shall fix a record date (a) for
the determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting or (iii) effected
by or permitted to exercise rights with
respect to such amendment, exchange or
other matter or (b) on or after which each
American Depositary Share will represent
the changed number of Shares, subject to the
provisions of the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners a notice, the form of which notice
shall be in the sole discretion of the
Depositary, which shall contain (a) such
information as is contained in such notice of
meeting, and (b) a statement that the Owners
as of the close of business on a specified
record date will be entitled, subject to any
applicable provision of English law and of
the Articles of Association of the Company,
to instruct the Depositary as to the exercise
of the voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares, and (c) a
statement as to the manner in which such
instructions may be given.  Upon the written
request of an Owner on such record date,
received on or before the date established by
the Depositary for such purpose, the
Depositary shall endeavor, in so far as
practicable, to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request.  The Depositary
shall not itself exercise any voting discretion
over any Deposited Security.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for
or in conversion of or in  respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent the new
Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case, the
Depositary may, and shall if the Company
shall so request, execute and deliver
additional Receipts as in the case of a
dividend on the Shares, or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
Promptly upon receipt of notice from the
Company of the occurrence of any of the
events referred to above, the Depositary
shall give notice thereof to all Owners of
Receipts.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company shall incur any liability to any
Owner or holder of any Receipt, if by reason
of any provision of any present or future law
of the United States or any other country, or
of any other governmental or regulatory
authority, or by reason of any provision,
present or future, of the Articles of
Association of the Company, or by reason of
any present or future provision of or
governing the Deposited Securities or by
reason of any act of God or war or other
circumstances beyond its control, the
Depositary or the Company shall be
prevented or forbidden from or be subject to
any civil or criminal penalty on account of
doing or performing any act or thing which
by the terms of the Deposit Agreement it is
provided shall be done or performed; nor
shall the Depositary or the Company incur
any liability to any Owner or beneficial
owner of a Receipt by reason of any
non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Section 4.1, 4.2, or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or holders of Receipts, except that
they agree to perform without negligence or
bad faith their obligations specifically set
forth in the Deposit Agreement.  The
Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor  the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit, or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability shall be furnished as
often as may be required, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or beneficial owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information.  The Depositary shall
not be responsible for any failure to carry
out any instructions to vote any of the
Deposited Securities, or for the manner in
which any such vote is cast or the effect of
any such vote; provided that any such action
or nonaction is in good faith and otherwise
in accordance with the Deposit Agreement.
The Depositary shall not be liable for any
acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary
or in connection with a matter arising
wholly after the removal or resignation of
the Depositary; provided that the Depositary
exercised its best judgment and good faith
while it acted as Depositary.  The Company
agrees to indemnify the Depositary, its
directors, employees, agents and affiliates
and any Custodian against, and hold each of
them harmless from, any liability or expense
(including, but not limited to, the reasonable
fees and expenses of counsel) which may
arise out of acts performed or omitted, in
accordance with the provisions of the
Deposit Agreement and of the Receipts, as
the same may be amended, modified, or
supplemented from time to time, (i) by
either the Depositary or a Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith of
either of them, or (ii) by the Company or
any of its directors, employees, agents and
affiliates.  No disclaimer of liability under
the Securities Act of 1933 is intended by any
provision of the Deposit Agreement or this
Receipt.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      The Depositary may at any time
resign as Depositary hereunder by written
notice of its election so to do delivered to
the Company, such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by written
notice of such removal, effective upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
Whenever the Depositary in its discretion
determines that it is in the best interest of the
Owners of Receipts to do so, it may appoint
a substitute or additional custodian or
custodians.
20.	AMENDMENT.
      The form of this Receipt and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges), or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however,
not become effective as to outstanding
Receipts until the expiration of thirty days
after notice of such amendment shall have
been given to the Owners of outstanding
Receipts.  Every Owner of a Receipt at the
time any amendment so becomes effective
shall be deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event
shall any amendment impair the right of the
Owner to surrender such Receipt and receive
therefor the Deposited Securities represented
thereby except in order to comply with
mandatory provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the then existing Owners
at least 30 days prior to the date fixed in
such notice for such termination.  In
addition, the Depositary may terminate the
Deposit Agreement by mailing notice of
such termination to the Company and the
Owners of all Receipts then outstanding if at
any time 60 days shall have expired after the
Depositary shall have delivered to the
Company a written notice of its election to
resign and a successor depositary shall not
have been appointed and accepted its
appointment as provided in the Deposit
Agreement.  On and after the date of
termination, the Owner, upon surrender of
such Receipt at the Corporate Trust Office
of the Depositary, upon payment of the fee
of the Depositary for the surrender of
Receipts referred to in Section 2.5 of the
Deposit Agreement, and upon payment of
any applicable taxes or governmental
charges, will be entitled to delivery, to him
or upon his order, of the amount of
Deposited Securities represented by such
Receipt.  If any Receipts shall remain
outstanding after the date of termination, the
Depositary thereafter shall discontinue the
registration of transfers of Receipts, shall
suspend the distribution of dividends to the
Owners thereof, and shall not give any
further notices or perform any further acts
under the Deposit Agreement, except that
the Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell  rights as
provided in the Deposit Agreement, and
shall continue to deliver Deposited
Securities, together with any dividends or
other distributions received with respect
thereto and the net proceeds of the sale of
any rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of the Owner
in accordance with the terms and conditions
of the Deposit Agreement, and any
applicable taxes or governmental charges).
At any time after the expiration of one year
from the date of termination, the Depositary
may sell the Deposited Securities then held
under the Deposit Agreement and may
thereafter hold uninvested the net proceeds
of any such sale, together with any other
cash then held by it thereunder,
unsegregated and without liability for
interest, for the pro rata benefit of the
Owners which have not theretofore been
surrendered, such Owners thereupon
becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner in accordance with the terms and
conditions of the Deposit Agreement, and
any applicable taxes or governmental
charges) and for its obligations to the
Company under Sections 5.8 and 5.9 of the
Deposit Agreement.  Upon the termination
of the Deposit Agreement, the Company
shall be discharged from all obligations
under the Deposit Agreement except for its
obligations to the Depositary under Sections
5.8 and 5.9 of the Deposit Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding any terms of this
Receipt or the Deposit Agreement to the
contrary, the Company and the Depositary
have each agreed that it will not exercise any
rights it has  under the Deposit Agreement
or this Receipt to prevent the withdrawal or
delivery of Deposited Securities if the
prevention would violate the United States
securities laws, including, but not limited to
Section I A(1) of the General Instructions to
the Form F-6 Registration Statement, as
amended from time to time, under the
Securities Act of 1933.
23.	DISCLOSURE OF INTEREST.
            (a)	Notwithstanding any
other provision of the Deposit Agreement,
each Owner (which term for purposes of this
paragraph 23 includes beneficial owners)
agrees to comply with requests (sometimes
referred to herein as a Disclosure Notice)
from the Company pursuant to the
Companies Act 1985 of England, Part VI
Section 212, which it may receive (or which
the Depositary, the Custodian or any
nominee may receive to the extent
applicable to the Owner as provided in
Section  3.4(c) of the Deposit Agreement)
from time to time requesting information as
to the capacity in which such Owner owns
or owned American Depositary Shares, the
identity of any other person then or
previously interested in such American
Depositary Shares and the nature of such
interest.  For purposes of the Companys
Articles of Association and Section 212, the
Owner shall be deemed to be interested in
the Shares underlying the American
Depositary Shares.
            (b)	If any Owner or other
person appearing to the Companys Board of
Directors to be interested in the American
Depositary Shares of such Owner fails to
provide  in a timely fashion the information
required by the Disclosure Notice in respect
of any of such Owners American Depositary
Shares (including a Disclosure Notice
received by the Depositary, the Custodian or
any nominee as contemplated by Paragraph
23(c) hereof), such Owner shall, in
accordance with the Articles of Association
of the Company, forfeit the right to (i) direct
the voting of the Shares underlying the
American Depositary Shares at any meeting
of shareholders, and (ii) exercise any other
rights with respect to such Shares at any
such meeting.  Compliance with the
requirements of a Disclosure Notice shall be
made within 28 days of receipt by an Owner
or other person appearing to the Companys
Board of Directors to be interested in the
American Depositary Shares of an Owner
(or in the case of a Disclosure Notice
received in respect of an Owner  by the
Depositary, the Custodian or a nominee as
contemplated by Paragraph 23(c) hereof,
within 28 days from the date or receipt of
the Disclosure Notice by the Depositary, the
Custodian or the nominee).  The foregoing
restriction on or limitations of rights with
respect to Shares (including Shares
represented by American Depositary Shares)
shall cease to apply  whenever  the Owner or
other person appearing to the Companys
Board of Directors to be interested in the
American Depositary Shares of such Owner
complies with the Disclosure Notice.
            (c)	If a Disclosure Notice
specifies an aggregate number of American
Depositary Shares as to which the
Disclosure Notice is given, but does not
specify the number of American Depositary
Shares in which an Owner or other person
appearing to the Companys Board of
Directors be interested in American
Depositary Shares (such Owner or other
person being referred to herein as a Relevant
Person) specified therein is interested, for
purposes of the imposition of the restrictions
described in Paragraph 23(b) hereof, it shall
be assumed that such Relevant Person is or
is deemed to be interested in that number of
American Depositary Shares that bears the
same ratio to the total number of American
Depositary Shares specified in the
Disclosure Notice as the number of the
American Depositary Shares owned by the
Relevant Persons or in which  the Relevant
Person appears to the Companys Board of
Directors to have an interest bears to the
number of American Depositary Shares
owned by all Relevant Persons specified in
such Disclosure Notice or in which the
Relevant Persons specified in the Disclosure
Notice appear to the Companys Board of
Directors to have an interest.  If a Disclosure
Notice does not specify the number of
American Depositary Shares as to any
Relevant Person, then the Disclosure Notice
shall be deemed to have been given with
respect to all of the American Depositary
Shares owned by the Relevant Person or in
which the Relevant Person has an interest.
If the Depositary or Custodian (or nominee)
receives a Disclosure Notice that names the
Depositary, the Custodian or any nominee of
either as the only Relevant Person, then the
Depositary shall (i) apply any denial of
voting rights in consequence thereof
pro rata to all American Depositary Shares
outstanding and (ii) give notice to all
Owners of receipt by the Depositary of such
Disclosure Notice and of the actions to be
taken thereunder (and stating that the rights
of Owners to withdraw Deposited Securities
shall not be affected and requesting
information from the Owners to enable it to
comply with the Disclosure Notice).
            (d)	The Depositary agrees
to use its reasonable efforts to comply with
any Disclosure Notice received from the
Company by it or the Custodian (or any
nominee), including by forwarding any such
Disclosure Notice to each Owner or other
person whose interests are to be disclosed
pursuant to such Disclosure Notice.  To the
extent that the Depositary receives
information from an Owner or other person
in response to a Disclosure Notice, it shall as
soon as practicable thereafter forward such
information to the Company.
            (e)	Except to the extent
(if at all) provided in the Companys Articles
of Association and in the Deposit
Agreement, the Company shall be under no
obligation to give, modify or withdraw a
Disclosure Notice or to give any instructions
to the Depositary or the Custodian in
connection with any of the foregoing and
shall not have any liability whatsoever to
any person in respect of any of the
foregoing.  Any resolution or determination
of, or decision or exercise of any discretion
or power by, the Company, the Companys
Board of Directors or the Depositary under
or pursuant to the Companys Articles of
Association or the Deposit Agreement shall
be final, conclusive and binding on any
Owner or holder of American Depositary
Shares thereby affected and all other persons
concerned and shall not be open to
challenge, whether as to its validity or
otherwise, on any ground whatsoever, and
neither the Company, the Companys Board
of Directors nor the Depositary shall have
any liability whatsoever to any person in
respect thereof, or be required to give any
reason for any decision, determination or
declaration taken or made with respect
thereto.
            (f)	An Owner or other
person appearing to the Companys Board of Directors to be interested in American
Depositary Shares shall be deemed to have failed to provide the information required by a Disclosure Notice if such person fails to give all or any part of the information or gives information which such person knows to be false in any material respect or is reckless in giving information that is false in any material respect.




- 31 -
117219_2.DOC